Exhibit 10.11

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”), dated as of November 3, 2020 (the “Effective Date”), is made and entered into by and between Kite Realty Group Trust, a Maryland real estate investment trust (together with its subsidiaries and affiliates, the “Company”), and Scott Murray (“Executive”).

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement, dated as of August 6, 2014 (the “Employment Agreement”); and

WHEREAS, the parties have come to an agreement regarding the conclusion of Executive’s employment with the Company after long and dedicated service.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.Resignation from Employment. Executive acknowledges and agrees that his employment with the Company will end, as a result of his resignation, effective as of November 11, 2020 (the “Separation Date”). Between the Effective Date and the Separation Date is a transition period, during which Executive will perform transition duties as requested by the Company. Executive has been and hereby is instructed of Executive’s obligation to cooperate with the Company and to observe the standards set forth in Section 8 of the Employment Agreement, including regarding confidentiality and non-disparagement during the transition period. Executive acknowledges that the Company reserves the right to accelerate the Separation Date in the event that Executive does not adhere to these instructions and that, if such acceleration is necessary, the new date of Executive’s termination will become the Separation Date as defined in this Agreement. As of the Separation Date, Executive shall not represent that Executive is an employee, officer, agent, or representative of the Company for any purpose.

2.Resignation from Offices Held. Pursuant to Section 1.1(e) of the Employment Agreement, Executive shall resign, effective as of the Separation Date, from all of Executive’s offices, directorships, appointments, and other positions Executive holds with the Company and any affiliate. Executive shall execute such documents requested by the Company to affect the purpose of the foregoing sentence.

3.Consideration.

a.Whether or not Executive executes this Agreement or the Waiver (as defined below), within ten (10) days following the Separation Date, Executive will receive Executive’s final paycheck, which will include all earned but unpaid base salary and accrued but unused vacation through the Separation Date, and will remain eligible to receive any other amounts that constitute the “Compensation Accrued at Termination” under the terms of the Employment Agreement. As of the

Separation Date, Executive shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company and shall not receive any benefits or payments from the Company, except as otherwise provided in this Agreement, under the terms of applicable Company-sponsored benefit plans, or by applicable law.

b.If Executive executes this Agreement, executes and does not revoke the Waiver in accordance with Section 4 of this Agreement, and fully abides by each of their terms, in consideration for the terms of this Agreement and the Waiver, the Company will (together, the “Separation Benefits”):
i.pay Executive a single lump sum cash payment equal to $1,740,307.00 (subject to applicable withholdings), which amount represents two times the sum of (A) Executive’s base salary in effect on the Separation Date and (B) Executive’s average “Annual Cash Incentive” (as defined in the Employment Agreement) actually paid to Executive with respect to the prior three fiscal years and which amount shall be paid within 60 days of the Separation Date;
ii.pay Executive a single lump sum cash payment equal to $150,000.00 (subject to applicable withholdings), which amount represents a payment in lieu of Executive’s Partial Year Bonus (as defined in the Employment Agreement) and which amount shall be paid within 60 days of the Separation Date;
iii.if Executive is eligible for and elects COBRA coverage, pay for or reimburse Executive’s COBRA premiums to provide Executive and/or Executive’s family with continued medical, prescription, and dental benefits at least equal to those which would have been provided to them in accordance with the Company’s welfare benefit plans, practices, policies, and programs (to the extent applicable generally to other peer employees of the Company) for 18 months following the Separation Date; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive medical, prescription, and dental benefits under another employer-provided plan, the benefits described herein shall be secondary to those provided under such other employer-provided plan;
iv.subject to Section 3(b)(vi), all Time Vested Awards (as defined in the Employment Agreement and as set forth on Exhibit A attached hereto) shall become fully vested and non-forfeitable to the extent not already so vested;
v.subject to Section 3(b)(vi), all Performance-Based Awards (as defined in the Employment Agreement) shall become vested on a Pro-Rata Basis (as defined in the Employment Agreement), but only if at the end of the performance period, the applicable performance objectives are achieved (for this purpose, only the performance periods that have already commenced as of the Separation Date shall be taken into account to determine whether the performance objectives ultimately are achieved, and any performance period that has not commenced as of the Separation Date shall be disregarded);

vi.(A) with respect to Executive’s AO LTIP Units (as defined in Executive’s applicable Appreciation Only LTIP Unit Agreement, by and between Kite Realty Group Trust, Kite Realty Group, L.P., and Executive), if the performance-based vesting eligibility requirement has already been met as of the Separation Date or is met within the 90 days following the Separation Date, then a pro-rated number of AO LTIP Units shall vest and become exercisable based on a fraction, the numerator of which is the number of days from the grant date of such AO LTIP Units to the Separation Date and the denominator of which is the total number of days from the grant date of such AO LTIP Units to the third anniversary of the Grant Date, and (B) Executive’s vested AO LTIP Units (including the AO LTIP Units vesting and becoming exercisable pursuant to the immediately preceding clause) shall remain exercisable until the close of business at Company headquarters on the 90th day following the Separation Date (and if not exercised, shall be forfeited); and
vii.waive, as of the Separation Date, all no-sell restrictions applicable to shares of the Company’s common stock (including common stock issued upon conversion of LTIP units) then-held by Executive.

c.Executive acknowledges and agrees that (i) no amounts are payable under the Employment Agreement in connection with Executive’s termination of employment, and the Separation Benefits are in excess of any amounts otherwise due to Executive from the Company and (ii) other than as expressly set forth in this Agreement, Executive is not entitled to and will not seek any further consideration for his employment or service or termination of employment or service with the Company, including but not limited to, any other wages or base compensation, bonus compensation of any kind, notice payment, equity or equity-based compensation, severance, vacation pay, sick pay, expense reimbursements (other than those approved pursuant to standard Company policy), or other benefits (except for fully vested and non-forfeitable rights under Company-sponsored benefit plans, which are not affected by this Agreement, but which are subject to the terms and conditions of such benefit plans). Executive acknowledges that absent Executive’s execution of this Agreement, execution and non-revocation of the Waiver, and compliance with their terms, Executive will not be entitled to receive any of the Separation Benefits.

d.All payments to be made to Executive under this Agreement, or otherwise by the Company, shall be subject to withholding to satisfy required withholding taxes and other required deductions.

4.Waiver. Payment of the Separation Benefits is contingent upon Executive’s execution and delivery to the Company of the Waiver and Release Agreement attached hereto as Exhibit B (the “Waiver”) within 45 days following the Separation Date and upon Executive’s not revoking such Waiver. If Executive does not execute the Waiver within such time period or revokes such Waiver, Executive shall forfeit all rights to and entitlement to receive the Separation Benefits.

5.Restrictive Covenants and Survival. In consideration for the Separation Benefits, Executive acknowledges and agrees that Section 8.1 (Confidential Information), Section 8.2 (Noncompetition), Section 8.3 (Non-Solicitation), Section 8.4 (Cooperation with Regard to Litigation), Section 8.5 (Non-Disparagement), Section 8.7 (Remedies), Section 9 (Governing Law, Disputes, and Arbitration), Section 10 (Miscellaneous), and Section 11 (Section 409A Savings Provisions) of the Employment Agreement shall survive termination of the Employment Agreement and Executive’s termination of employment; provided, however, that Section 8.3 (Non-Solicitation) shall be amended as of the Separation Date to delete clause (b). Such provisions of the Employment Agreement are incorporated herein. Where there is a conflict between such provisions and this Agreement, this Agreement shall prevail.

6.General Provisions. Except as explicitly incorporated herein, this Agreement contains the entire understanding and agreement between the parties relating to the subject matter of this Agreement and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof, including the Employment Agreement. This Agreement may not be altered or amended except by an instrument in writing signed by both parties. Executive has not relied upon any representation or statement outside this Agreement with regard to the subject matter, basis, or effect of this Agreement. This Agreement will be governed by, and construed in accordance with, the laws of the State of Indiana, excluding the choice of law rules thereof, and shall be subject to the arbitration provisions under the Employment Agreement. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors, and permitted assigns. The Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any successor entity, and such rights may be enforced by any such successor. If any one or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by electronic (PDF) signature.

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IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have agreed to the terms and conditions of this Agreement as of the date set forth below.

KITE REALTY GROUP TRUST

By: /s/ John Kite Date: 11/3/2020
Name: John Kite
Title: CEO

EXECUTIVE

/s/ Scott Murray Date: 11/3/2020
Scott Murray

Exhibit A

SCHEDULE OF TIME VESTED AWARDS

Grant Date	Total Grant	Unvested (Termination Date of November 11, 2020)
2/17/2016	5,438 LTIPs	1,087 LTIPs
2/15/2017	5,410 LTIPs	---
2/23/2018	13,297 LTIPs	4,433 LTIPs
2/22/2019	12,407 LTIPs	8,271 LTIPs
2/12/2020	16,977 LTIPs	16,977 LTIPs

Exhibit B

WAIVER AND RELEASE AGREEMENT

This WAIVER AND RELEASE AGREEMENT (the “Waiver”), effective as of the Waiver Effective Date (as defined below in Section 1(f)), is entered into by Scott Murray (“Executive”) in consideration of the Separation Benefits to be provided to Executive by Kite Realty Group Trust, a Maryland real estate investment trust (together with its subsidiaries and affiliates, the “Company”) pursuant to that certain Separation Agreement, dated as of November ___, 2020, by and between the Company and Executive (the “Separation Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Separation Agreement.

1.General Release. In consideration for the Separation Benefits, Executive, on behalf of himself and his representatives, agents, heirs, executors, administrators, successors and assigns, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, joint ventures, affiliates, divisions, predecessors, successors, assigns, and each of their respective directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers (whether past, present, or future), and all of their predecessors, successors, and assigns (all of the foregoing, collectively, the “Releasees”) from any and all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, suits, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that Executive hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, arising out of or in connection with any event, transaction, or matter occurring or existing on or before the date Executive executes this Waiver, including claims as a result of or related to Executive’s employment with the Company or the termination of that employment (the “Released Claims”). THIS IS A GENERAL RELEASE.

a.Released Claims. The Released Claims released include, but are not limited to, any claims for monetary damages; any claims related to Executive’s employment with the Company or the termination thereof; any claims to severance or similar benefits (except as provided below in Section 0(c)); any claims to expenses, attorneys’ fees, or other indemnities; any claims to options or other interests in or securities of the Company; any claims based on any event, transaction, matter, actions, or failures to act that occurred or existed on or before the date Executive executes this Waiver; and any claims for other remedies or damages sought in any legal proceeding or charge filed with any court, federal, state, or local agency, arbitrator, or other adjudicator, either by Executive or by any person claiming to act on Executive’s behalf or in Executive’s interest. Executive understands that the Released Claims may have arisen under different federal, state, or local statutes, regulations, or common law doctrines. Executive hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following laws:

i.Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which, together, prohibit discrimination based on, inter alia, race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the Indiana Civil Rights Law, Ind. Code Ann. 22-9-1-0.1 et seq. (which prohibits discrimination based on race, color, national origin, ancestry, religion, sex, or disability); or any other federal, state, or local statute, regulation, common law doctrine, or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.
ii.Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 (known as the WARN Act, which requires advance notice of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the Indiana Wage Payment and Wage Claims Acts (which regulates wage and hour matters); and any other federal, state, or local statute, regulation, common law doctrine, or decision relating to employment, reemployment rights, leaves of absence, or any other aspect of employment.
iii.Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts, or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract, or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

b.Participation in Agency Proceedings. Nothing in this Waiver shall prevent Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or other similar federal, state, or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, or similar federal, state, or local agencies. However, by entering into this Waiver, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, or similar federal, state, or local agency proceeding, including any subsequent legal action. Notwithstanding the foregoing, nothing in this Waiver prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or authority. Executive further understands that this Waiver does not limit Executive’s ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to the Company. This Waiver does not limit Executive’s right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

c.Claims Not Released. The Released Claims do not include claims by Executive for: (i) the Separation Benefits or the right to enforce the Separation Agreement; (ii) his “Compensation Accrued at Termination” as defined in the Employment Agreement, including previously vested benefits under any Company-sponsored benefit plan; (iii) rights under Executive’s indemnification agreement with the Company; (iv) unemployment compensation or workers’ compensation benefits; and (v) any other rights that cannot by law be released by private agreement. Additionally, this Waiver does not preclude Executive from challenging the validity or enforceability of this Waiver (including under the Age Discrimination in Employment Act), or from providing any information in response to a valid subpoena, court order, other legal process, or as otherwise required to be provided by law.

d.No Existing Claims or Assignment of Claims. Executive represents and warrants (i) that he has not previously filed or joined in any claims that are released in this Waiver, (ii) that he has not given or sold any portion of any claims released herein to anyone else, and (iii) that he will indemnify and hold harmless the Company and the Releasees from all liabilities, claims, demands, costs, expenses, and/or attorneys’ fees incurred as a result of any such prior assignment or transfer.

e.Defend Trade Secrets Act. Pursuant to 18 U.S.C. Section 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

f.Acknowledgements; Effective Date. Executive acknowledges and agrees that:

i.he is hereby advised in writing to consult an attorney before signing this Waiver;
ii.he has relied solely on his own judgment and/or that of his attorney regarding the consideration for and the terms of the Waiver and is signing this Waiver knowingly and voluntarily of his own free will;
iii.he is not entitled to the Separation Benefits unless he agrees to and honors the terms of this Waiver and continues to honor the surviving terms of the Separation Agreement and the Employment Agreement, including, but not limited to, Section 8 (Confidentiality; Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement) of the Employment Agreement;
iv.he has been given at least 45 calendar days to consider the Waiver and return it to Mellissa Boggs at 30 South Meridian Street, Suite 1100, Indianapolis, IN 46204 or mboggs@kiterealty.com, and any revisions thereto, whether material or immaterial, will not restart this period, or he expressly waives his right to have at least 45 days to consider this Waiver;
v.he may revoke this Waiver within seven calendar days after signing it by submitting a written notice of revocation to Mellissa Boggs at 30 South Meridian Street, Suite 1100, Indianapolis, IN 46204 or mboggs@kiterealty.com, that this Waiver is not effective or enforceable until after the seven day period of revocation has expired without revocation (the “Waiver Effective Date”), and that if he revokes this Waiver within the seven day revocation period, he will not receive the Separation Benefits;
vi.he has read and understands the Waiver and further understands that, subject to the limitations contained herein, it includes a general release of any and all known and unknown, foreseen and unforeseen claims presently asserted or otherwise arising through the date of his signing of the Waiver that he may have against the Company;
vii.no statements made or conduct by the Company has in any way coerced or unduly influenced him to execute the Waiver; and
viii.with Executive’s receipt of the Waiver, he also received an “OWBPA CHART AND MEMO TO AFFECTED EMPLOYEES,” attached hereto, and that Executive has read and understands that document.

g.Acknowledgement of Legal Effect of Release. BY SIGNING THIS WAIVER, EXECUTIVE UNDERSTANDS THAT HE IS WAIVING ALL RIGHTS HE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY OR THE RELEASEES, INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EXECUTIVE’S EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT, FOR ALL OF TIME UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS WAIVER. EXECUTIVE FURTHER UNDERSTANDS THAT BY SIGNING THIS WAIVER, EXECUTIVE IS PROMISING NOT TO PURSUE OR BRING ANY

SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.
2.No Admission. This Waiver does not constitute an admission of liability or wrongdoing on the part of the Company; the Company does not admit there has been any wrongdoing whatsoever against Executive; and the Company expressly denies that any wrongdoing has occurred.

3.Entire Agreement. There are no other agreements of any nature between the Company and Executive with respect to the matters discussed in this Waiver, except as expressly stated herein, and in signing this Waiver, Executive is not relying on any agreements or representations, except those expressly contained in this Waiver.

4.Execution. It is not necessary that the Company sign this Waiver following Executive’s full and complete execution of it for it to become fully effective and enforceable.

5.Severability. If any provision of this Waiver is found, held, or deemed by a court of competent jurisdiction to be void, unlawful, or unenforceable under any applicable statute or controlling law, the remainder of this Waiver shall continue in full force and effect.

6.Governing Law. This Waiver shall be governed by the laws of the State of Indiana, excluding the choice of law rules thereof.

7.Headings. Section and subsection headings contained in this Waiver are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Waiver for any purpose, and they shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof.

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By signing below, EXECUTIVE represents and warrants that EXECUTIVE has full legal capacity to enter into this WAIVER, EXECUTIVE has carefully read and understands this WAIVER in its entirety, has had a full opportunity to review this WAIVER with an attorney of EXECUTIVE’s choosing, and has executed this WAIVER voluntarily, without duress, coercion, or undue influence.

IN WITNESS WHEREOF, the undersigned Executive, intending to be bound hereby, have agreed to the terms and conditions of this Waiver as of the date set forth below.

EXECUTIVE

_____________________________________ Date: _____________________
Scott Murray

OWBPA CHART AND MEMO TO AFFECTED EMPLOYEES